Exhibit 99.3

CONSENT OF DIRECTOR NOMINEE

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 of Alpha Healthcare Acquisition Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any related prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a nominee to become a director of the Company upon the Closing (as such term is defined in the Business Combination Agreement, dated as of February 17, 2021, by and among the Company, Hunter Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, and Humacyte, Inc., a Delaware corporation), and to the filing of this consent as an exhibit to the Registration Statement.

Date: March 22, 2021

By:	/s/ Laura E. Niklason
Name:	Laura E. Niklason, M.D., Ph.D.